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                                                                 EXHIBIT 10.37









                                 LOAN AGREEMENT

                            DATED AS OF JUNE 30, 1998

                                      AMONG

                             TRACTOR SUPPLY COMPANY

                                       AND

                         SUNTRUST BANK, NASHVILLE, N.A.









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                                                                 EXHIBIT 10.37



                                TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS...........................................................4

   Section 1.1 Definitions......................................................4
   Section 1.2 General.........................................................12

ARTICLE 2 THE LOAN.............................................................12

   Section 2.1  The Loan.......................................................12
   Section 2.2  Disbursement of the Loan.......................................12

ARTICLE 3 GENERAL LOAN PROVISIONS..............................................12

   Section 3.1  Default Rates..................................................12
   Section 3.2  Non-Usurious...................................................13
   Section 3.3  General........................................................13

ARTICLE 4 CONDITIONS PRECEDENT.................................................13

   Section 4.1  Conditions Precedent to Effectiveness of Agreement.............13
   Section 4.2  Conditions of Loan.............................................14

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BORROWER...........................15

   Section 5.1  Representations and Warranties.................................15
   (a)        Organization; Power; Qualification...............................15
   (b)        Subsidiaries and Capital Structure...............................15
   (c)        Authorization of Agreement, Note and Borrowing...................15
   (d)        Compliance of Agreement Note and Borrowing with Applicable
              Laws. etc........................................................15
   (e)        Business.........................................................16
   (f)        Compliance with Applicable Law; Governmental Approvals...........16
   (g)        Titles to Properties.............................................16
   (h)        Liens............................................................16
   (i)        Indebtedness and Guarantees......................................16
   (j)        Litigation.......................................................16
   (k)        Tax Returns and Payments.........................................17
   (l)        Financial Statements.............................................17
   (m)        Leases...........................................................17
   (n)        ERISA............................................................17
   (o)        Absence of Defaults..............................................17
   (p)        Accuracy and Completeness of Information.........................18
   (q)        Solvency.........................................................18
   (r)        Corporate Names..................................................18

   Section 5.2  Survival of Representations and Warranties, etc................18
ARTICLE 6 AFFIRMATIVE COVENANTS................................................19

   Section 6.1 Preservation of Corporate Existence and Similar Matters.........19


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
   Section 6.2 Compliance with Applicable Law..................................19
   Section 6.3 Maintenance of Property.........................................19
   Section 6.4 Conduct of Business.............................................19
   Section 6.5 Insurance.......................................................19
   Section 6.6 Payment of Taxes and Claims.....................................19
   Section 6.7 Accounting Methods and Financial Records........................19
   Section 6.8 Visits and Inspections..........................................20
   Section 6.9 Use of Proceeds.................................................20
   Section 6.10 Mortgage and Lease Payments....................................20
   Section 6.11 Management.....................................................20

ARTICLE 7  INFORMATION.........................................................20

   Section 7.1 Quarterly Financial Statements..................................21
   Section 7.2 Audited Year-End Statements.....................................21
   Section 7.3 Accountants' Certificate........................................21
   Section 7.4 Officer Certificates............................................21
   Section 7.5 Update of Schedules and Information.............................21
   Section 7.6 Copies of Other Reports.........................................21
   Section 7.7 Notice of Litigation and Other Matters..........................22
   Section 7.8 Accuracy of Information.........................................22
   Section 7.9 Subsidiaries....................................................23

ARTICLE 8 NEGATIVE COVENANTS...................................................23

   Section 8.1 Financial Ratios................................................23
   (a)        Minimum Net Worth................................................23
   (b)        Ratio of Total Liabilities to Net Worth..........................23
   (c)        Minimum Working Capital..........................................23
   (d)        Minimum Interest Coverage Ratio..................................23
   (e)        Minimum Current Ratio............................................23

   Section 8.2 Additional Indebtedness.........................................23
   Section 8.3 Employee Loans..................................................24
   Section 8.4 Business Operations.............................................24
   Section 8.5 Guarantees......................................................24
   Section 8.6 Investments.....................................................24
   Section 8.7 Merger, Consolidation and Sale of Assets........................24
   Section 8.8 Transactions with Subsidiaries or Affiliates....................24
   Section 8.9 Liens...........................................................24



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

ARTICLE 9 DEFAULT..............................................................24

   Section 9.1 Events of Default...............................................24

   (a)      Default in Payment.................................................25
   (b)      Misrepresentation..................................................25
   (c)      Default in Performance.............................................25
   (d)      Indebtedness Cross-Default.........................................25
   (e)      Other Cross-Defaults...............................................25
   (f)      Voluntary Bankruptcy Proceeding....................................25
   (g)      Involuntary Bankruptcy Proceeding..................................26
   (h)      Judgment...........................................................26
   (i)      Attachment.........................................................26
   (j)      ERISA..............................................................26

   Section 9.2 Remedies........................................................27

   (a)      Automatic Acceleration and Termination of Facilities...............27
   (b)      Other Remedies.....................................................27

   Section 9.3 Miscellaneous Provisions Concerning Remedies....................27

   (a)      Rights Cumulative..................................................27
   (b)      Waiver of Marshalling..............................................27
   (c)      Limitation of Liability............................................27

ARTICLE 10 MISCELLANEOUS.......................................................28

   Section 10.1 Notices........................................................28

   (a)      Method of Communication............................................28
   (b)      Addresses for Notices..............................................28

   Section 10.2 Expenses.......................................................28
   Section 10.3 Setoff.........................................................29
   Section 10.4 Accounting Matters.............................................29
   Section 10.5 Assignment.....................................................29
   Section 10.6 Enforcement and Waiver by the Lender...........................29
   Section 10.7 Performance of Borrower's Duties...............................30
   Section 10.8 Indemnification................................................30
   Section 10.9 All Powers Coupled with Interest...............................30
   Section 10.10 Survival......................................................30
   Section 10.11 Titles and Captions...........................................30
   Section 10.12 Severability of Provisions....................................30
   Section 10.13 Governing Law.................................................30
   Section 10.14 Counterparts..................................................31



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



                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into as of this 30th day of June, 1998, by and between TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Borrower") and SUNTRUST BANK, NASHVILLE, N.A. (the "Lender")

                                    RECITALS

         1. WHEREAS, Borrower desires that Lender extend it credit; and

         2. WHEREAS, Lender is willing to extend credit to Borrower pursuant to the terms of this Loan Agreement;

            NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

         "ACQUIRE" or "ACQUISITION", as applied to any Investment, means the acquiring or acquisition of such Investment by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method.

         "AFFILIATE" means, with respect to a Person, any other Person (other than a Subsidiary) (a) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (b) that, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person or any Subsidiary of such Person, or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Loan Agreement and all amendments, restatements, modifications and supplements thereto and includes the Exhibits and Schedules hereto and thereto.

         "AGREEMENT DATE" means the date of this Agreement.

         "APPLICABLE LAW" means, with respect to a Person, all provisions of statutes, rules, regulations and orders of all governmental bodies, and all orders and decrees of all courts and arbitrators, applicable to and binding upon such Person on the applicable date.

         "BASE RATE" means that rate of interest announced from time to time by Lender as its base rate, such rate being used as an index for calculating interest rates on loans.




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

         "BORROWER" means Tractor Supply Company, a Delaware corporation, and its successors and assigns.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks in Nashville, Tennessee are authorized to close under the laws of the State of Tennessee.

         "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CLOSING" means the execution of the Loan Documents at Farris, Warfield & Kanaday, PLC on Tuesday, June 30, 1998.

         "CURRENT ASSETS" means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets on a balance sheet of such Person prepared in accordance with GAAP.

         "CURRENT LIABILITIES" means, with respect to any Person, the aggregate amount of all liabilities of such Person which should properly be classified as current liabilities on a balance sheet of such Person prepared in accordance with GAAP.

         "CURRENT RATIO" means, with respect to any Person, the ratio of such Person's Current Assets to Current Liabilities.

         "DEFAULT" means any of the events specified in SECTION 9.1 with which the passage of time or giving of notice or both (but after the expiration of all applicable grace and cure periods) would constitute an Event of Default.

         "DEFAULT RATE" has the meaning given it in SECTION 3.1 hereof.

         "EBIT" means, with respect to any Person, earnings calculated on a FIFO basis before all interest expense, net, and taxes, each as reflected on the statement of income of such Person prepared in accordance with GAAP.

         "EFFECTIVE DATE" means the Agreement Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended and in effect.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 9.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied and that any applicable grace or cure period has expired.

         "EXISTING INDEBTEDNESS" means Indebtedness issued and outstanding on the Agreement Date to the extent set forth on SCHEDULE 5.1(I) and any renewals, extensions, refundings, refinancings, replacements or substitutions thereof, but not any increases in the aggregate principal amounts thereof outstanding on the Agreement Date.

         "GAAP" means generally accepted accounting principles.

         "GOVERNMENTAL APPROVALS" means, with respect to any Person, all authorizations, consents, approvals, licenses and exemptions of, registrations and filing with, and reports to, all governmental bodies, whether federal, state or local, and all agencies thereof, that are applicable to and binding upon such Person on the applicable date.

         "GUARANTY", "GUARANTEED" or to "GUARANTEE", as applied to any obligation of another Person, means, if it constitutes Indebtedness,

               (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person; and

               (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                    (1) the purchase of such obligations;

                    (2) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss in respect thereof, or

                    (3) the supplying of funds for the payment or discharge of such obligation, or indemnifying or holding harmless, in any way, the obligor against any part or all of such obligation.

         "INDEBTEDNESS" as applied to a Person means, without duplication:

               (a) all indebtedness for borrowed money which is required under GAAP to be characterized as long-term debt (including the short-term portion thereof) on the balance sheet of such Person prepared in accordance with GAAP;

               (b) Capitalized Lease Obligations (including the short-term portion thereof;

               (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person; and

               (d) in the case of the Borrower (without duplication), the Loan.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "INTEREST COVERAGE RATIO" means, with respect to any Person, the ratio of EBIT to all interest expense, net, as reflected on the statement of income of such Person prepared in accordance with GAAP, measured on a quarterly basis.

         "INVESTMENT" means, with respect to any Person:

               (a) any share of capital stock, evidence of Indebtedness or other security issued by any other Person;

               (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

               (c) any Guaranty; and

               (d) any other investment in any other Person.

         "LENDER" means SunTrust Bank, Nashville, N.A., a national banking association, and its successors and assigns.

         "LIEN" as applied to the property of any Person means:

               (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person; and

               (b) the filing of, or any agreement to file, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, except for financing statements filed or intended to be filed for notice purposes only or any agreement or instrument relating thereto.

         "LOAN" means the credit facility by the Lender to the Borrower contemplated by this Agreement and SECTION 2.1.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect upon such Person's business, assets, liabilities, financial conditions or results of operations, in each case, as determined by the Lender in its reasonable judgment.

         "MONEY BORROWED" means, as applied to Indebtedness, Indebtedness for money borrowed.

         "NET INCOME" means, with respect to any Person, the net income (or net loss) of such Person for the period in question, as reflected on the statement of income of such Person prepared in accordance with GAAP.

         "NET WORTH" means, with respect to any Person, such Person's total stockholder's equity, as reflected on a balance sheet of such Person prepared in accordance with GAAP.

         "NOTE" means the Term Note of the Borrower, in the form of Exhibit A, payable to the order of the Lender and evidencing the Loan, as amended and supplemented from time to time, and any replacement thereof or substitution therefor.

         "OBLIGATIONS" means the obligation of the Borrower:

               (a) To pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of its other liabilities to the Lender hereunder, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, including any extensions, modifications, and renewals thereof and substitutions therefor;

               (b) To repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Borrower;

               (c) To reimburse the Lender, on demand, for all of the Lender's reasonable expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought to enforce payment of any of the Obligations referred to in the foregoing paragraphs (a) and (b); and

               (d) To reimburse the Lender for all reasonable legal costs and expenses incurred by the Lender in connection with the preparation of this Agreement and the Note and the consummation of the transaction contemplated hereby.

         "OPERATING LEASE" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "PERMITTED INVESTMENTS" means:

               (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America (or any State or municipality thereof, provided such obligations have a rating of A or better by a nationally recognized rating agency) and maturing within three years from the date of acquisition thereof by the Borrower;

               (b) time deposits or certificates of deposit of any Lender doing business in the United States and having a capital surplus and undivided profits of at least $100,000,000, provided that the aggregate amount of such deposits shall not exceed $15,000,000 at any one time;

               (c) commercial paper of a domestic issuer rated either Al or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Service, Inc. and maturing within 365 days from the date of acquisition thereof by the Borrower;

               (d) repurchase agreements entered into with (i) any Lender doing business in the United States and having a capital surplus and undivided profits of at least $100,000,000, or (ii) any securities brokerage company doing business in the United States, provided the aggregate amount of repurchase agreements at any one time outstanding with such brokerage companies shall not exceed $15,000,000;

               (e) shares or other interests in any investment company which invests only in investments of the type specified in clauses (a) through (d) above, provided that the aggregate amount included in this clause (e) when combined with the amounts included in clause (b), shall not at any one time exceed $30,000,000;

               (f) any loan, advance or Guaranty not otherwise prohibited under this Agreement;

               (g) any share of capital stock, evidence of Indebtedness or other indebtedness or other security issued by, any Guaranty of the obligations of, any loan, advance or extension of credit to, or any contribution to the capital of, any Subsidiary or any Person which becomes a Subsidiary in connection therewith;

               (h) any Investment of a Subsidiary or of any Person which becomes a Subsidiary contemporaneously with the acquisition of such Investment by the Borrower; and

               (i) any commitment, option or agreement to make a Permitted Investment.

         "PERMITTED LIENS" means:

               (a) Purchase Money Liens;

               (b) Liens for taxes, assessments or other governmental charges, levies or claims, provided that the payment thereof is not delinquent or the payment or amount thereof is being contested in good faith by appropriate proceedings;

               (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, repairmen, materialmen and other similar Liens incurred in the ordinary course of business;

               (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security or other similar laws and regulations or in connection with leases or trade contracts;

               (e) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

               (f) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired (by purchase, by lease or otherwise) by the Borrower or any Subsidiary after the date hereof, and any Lien existing on property acquired by the Borrower or any Subsidiary at the time such property is so acquired, provided that
          (i) any such Liens shall be confined solely to the item or items of property so acquired (and in the case of any such Lien created to secure any industrial revenue bond or pollution control financing, to the project or facility being so financed) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for use in connection with such acquired property, and (ii) any such Lien shall be created within 12 months after the acquisition of such property;

               (g) any Lien created upon the extension, renewal, refunding, refinancing, replacement or substitution of any Indebtedness secured by a Permitted Lien;

               (h) Liens existing on the date hereof and securing the Existing Indebtedness of the Borrower to the extent set forth in Schedule 5.1(i); and

               (i) Liens which, individually and in the aggregate, are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Borrower.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" means Purchase Money Indebtedness of the Borrower incurred after the Agreement Date which is secured by a Purchase Money Lien.

         "PERSON" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLAN" means an employee benefit plan maintained for employees of the Borrower that is covered by Title IV of ERISA, including such plans as may be established after the Agreement Date.

         "PREPAYMENT FEE" means the following amounts for the following time periods:

               (a) three percent (3%) multiplied by the principal amount prepaid if the prepayment occurs any time on or prior to December 31, 1999;

               (b) two percent (2%) multiplied by the principal amount prepaid if the prepayment occurs at any time from January 1, 2000 through and including December 31, 2001; and

               (c) one percent (1%) multiplied by the principal amount prepaid if the prepayment occurs at any time from January 1, 2002 through and including December 31, 2002.

               No Prepayment Fee shall be due in connection with any prepayment on or after January 1, 2003.

         "PURCHASE MONEY INDEBTEDNESS" means:

               (a) Indebtedness created to secure the payment of all or any part of the purchase price of or lease payments on any property;

               (b) any Indebtedness incurred at the time of or within 10 days prior to or after the acquisition (by purchase, lease or otherwise) of any property for the purpose of financing all or any part of the purchase price thereof or lease payments with respect thereto; and

               (c) any renewals, extensions, replacements, substitutions or refinancings thereof, but not any increases in the original principal amounts thereof.

         "PURCHASE MONEY LIEN" means a Lien securing Permitted Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the property the purchase price of which, or lease payments in respect of, were financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "REGISTRATION STATEMENT" means the Registration Statement of the Borrower on Form S-1 (Registration No. 33-73028) under the Securities Act of 1933, as amended, relating to the public offering of 3,283,000 shares of the common stock, par value $.008 per share, of the Borrower, declared effective by the Securities and Exchange Commission on February 17, 1994.

         "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "SUBSIDIARY":

               (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                    (1) if the holders of such stock, or other ownership interests, (i) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such a contingency, or (ii) are entitled, as such holders, to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency; or

                    (2) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest; and

               (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with the Borrower and is treated as a single employer with the Borrower under Section 414(b) or (c) of the Internal Revenue Code and the regulations thereunder.

         "TERMINATION DATE" means June 30, 2005 and is the date upon which the Note shall be due and payable without demand or the occurrence of any Default or Event of Default.

         "TERMINATION EVENT" means:

               (a) a Reportable Event;

               (b) the filing of a notice of intent to terminate a Plan under
          Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA; or

               (c) the institution of proceedings by the PBGC to terminate a Plan under Section 4042 of ERISA or to appoint a trustee to administer any Plan under Section 4062 of ERISA.

         "TOTAL LIABILITIES" means, with respect to any Person, all items (except items of stockholders equity, general contingencies and deferred tax reserves) which would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person prepared in accordance with GAAP.

         "UNFUNDED VESTED ACCRUED BENEFITS" means, with respect to any time, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

         "WORKING CAPITAL" means, with respect to any Person, the amount by which the Current Assets of such Person exceed the Current Liabilities of such Person at the time of determination thereof.

         Section 1.2 General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                    ARTICLE 2

                                    THE LOAN

         Section 2.1  The Loan.

               (a) Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, the Lender agrees to make available to the Borrower a term loan of Fifteen Million and no/100 Dollars U.S. ($15,000,000).

               (b) The Loan shall be evidenced by the Note and shall be payable in accordance with its terms. The Loan and the Note may not be prepaid, unless the Borrower pays to Lender the Prepayment Fee.

         Section 2.2 Disbursement of the Loan.

         The Lender shall fund the Loan at Closing.

                                    ARTICLE 3

                             GENERAL LOAN PROVISIONS

         Section 3.1 Default Rates. If an Event of Default occurs hereunder and on that date next following the expiration of any applicable cure periods without the Event of Default having been cured, the outstanding balance of the Loan shall no longer bear interest in accordance with the terms of the Note, but the outstanding balance of the Loan shall bear interest for each day from such date until paid in full at a rate per annum equal to the greater of two percent (2%) per annum above the Base Rate or two percent (2%) per annum above the rate charged on the Note (the "Default Rate").

         Section 3.2 Non-Usurious. Nothing contained in this Agreement or the Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law. In the event that any rate of interest required under this Agreement or the Note exceeds the maximum rate permitted by Applicable Law, such rate shall automatically be reduced to the maximum rate permitted by such Applicable Law and any excess amount collected shall be promptly credited to principal.

         Section 3.3 General. If any payment under this Agreement or the Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         Section 4.1 Conditions Precedent to Effectiveness of Agreement. Notwithstanding any other provision of this Agreement, this Agreement shall not be effective until the satisfaction (or waiver by the Lender or the Borrower, as applicable) of each of the following conditions:

               (a) The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                    (1) certified copies of the certificate of incorporation and by-laws of the Borrower as in effect on the Effective Date;

                    (2) certified copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the Note and the borrowings under this Agreement;

                    (3) a certificate of incumbency and specimen signatures with respect to each of the officers of the Borrower who are authorized to execute and deliver this Agreement and the Note;

                    (4) a certificate evidencing the good standing of the Borrower in Delaware, such certificate to be dated no earlier than thirty (30) days prior to the Agreement Date;

                    (5) certificates evidencing the authority of the Borrower to transact business in each jurisdiction in which the Borrower is qualified to transact business (to be provided within sixty (60) days of the Effective Date);

                    (6) copies of the most recently available financial statements referred to in SECTION 7.1 and meeting the requirements thereof;

                    (7) a certificate of the Chief Executive Officer, President, Chief Financial Officer, or Controller of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

               (i) all of the representations and warranties made under this Agreement are true and correct in all material respects as of the Effective Date; and

               (ii) no Default or Event of Default exists on the Effective Date;

          (8) such other documents and instruments as the Lender may reasonably request.

     (b) This Agreement shall have been duly executed, and the Lender shall have received the Note;

     (c) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which, in the Lender's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement; and

         Section 4.2 Conditions of Loan.

               (a) The making of the Loan shall be conditioned on the satisfaction (or waiver by the Lender, in writing) of each of the following:

                    (1) all of the representations and warranties made under this Agreement shall be deemed to be reaffirmed and made again at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof, except where the failure of any such representation or warranty to be true and correct shall be due to the passage of time or other events, occurrences or circumstances which would not have a Material Adverse Effect on the Borrower;

                    (2) the corporate actions of the Borrower referred to in
                    SECTION 4.1(A)(2) shall remain in full force and effect in all material respects; and

                    (3) if previously requested by the Lender, the Lender shall have received a compliance certificate from Borrower's chief executive officer, chief financial officer, or controller, in the form set forth in Exhibit B attached hereto.

               (b) The Lender may, without waiving either of the conditions specified in subsections (a)(1) or (2) above, consider such conditions to be satisfied and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Lender prior to the making of the Loan then to be made.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         Section 5.1 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

               (a) Organization; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own or lease its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure of the Borrower to be so qualified or authorized would not have a Material Adverse Effect on the Borrower;

               (b) Subsidiaries and Capital Structure. The Borrower does not have any Subsidiaries. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable;

               (c) Authorization of Agreement, Note and Borrowing. The Borrower has the power and authority, and has taken all necessary corporate action to authorize, execute, deliver and perform its obligations under this Agreement and the Note in accordance with their respective terms. This Agreement has been duly executed and delivered by the duly authorized officers of the Borrower and is, and the Note when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (d) Compliance of Agreement Note and Borrowing with Applicable Laws. etc. To the knowledge of the Borrower, the execution, delivery and performance by the Borrower of this Agreement and the Note in accordance with their respective terms and the borrowings hereunder do not, by the passage of time, the giving of notice or otherwise,

                    (1) require any Governmental Approval (except where the failure to obtain or make the same would not have a Material Adverse Effect on the Borrower) or violate any Applicable Law applicable to and binding upon the Borrower except for such violations which would not have a Material Adverse Effect on the Borrower;

                    (2) conflict with, result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Borrower, any material indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is bound or any Governmental Approval applicable to and binding upon the Borrower, except for such conflicts, breaches and defaults which would not have a Material Adverse Effect on the Borrower; or

                    (3) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any property owned by the Borrower;

               (e) Business.

                    (1) The Borrower is presently engaged principally in the business of the ownership, leasing and operation of retail stores; and

                    (2) The Borrower is not presently engaged principally in, nor has as one of its principal activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System);

               (f) Compliance with Applicable Law; Governmental Approvals. To the knowledge of the Borrower, the Borrower has all Governmental Approvals required by any Applicable Law applicable to and binding upon the Borrower for it to conduct its business, each of which is in full force and effect, and the Borrower is in compliance in all material respects with each such Governmental Approval, except where the failure to have any such Governmental Approval or for any such Governmental Approval to be in full force and effect would not, or where such non-compliance would not, have a Material Adverse Effect on the Borrower;

               (g) Titles to Properties. To the knowledge of the Borrower, the Borrower, in all material respects, has good title to, or a valid leasehold interest in, its real properties and good title to, or a valid leasehold interest in, its personal property and assets, including but not limited to, those reflected on the balance sheet of the Borrower as of March 28, 1998, delivered pursuant to SECTION 7.1, except (i) those properties and assets which have been disposed of by the Borrower subsequent to such date in the ordinary course of business, (ii) Permitted Liens and (iii) where the failure to have such good title or valid leasehold interest would not have a Material Adverse Effect on the Borrower;

               (h) Liens. To the knowledge of Borrower, none of the properties and assets of the Borrower is, as of the Agreement Date, subject to any Lien, except Permitted Liens;

               (i) Indebtedness and Guarantees. SCHEDULE 5.1(I) is a complete and correct listing of all (i) Indebtedness for Money Borrowed and (ii) Guarantees of the Borrower as of the Agreement Date. The Borrower has performed in all material respects and is in compliance in all material respects with all of the material terms of such Indebtedness and Guarantees and all of the material terms of the material instruments and agreements executed and delivered by the Borrower in connection therewith, and no material default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists on the Agreement Date with respect to any such Indebtedness or Guaranty, except for those, if any, which would not have a Material Adverse Effect on the Borrower;

               (j) Litigation. Except as referred to in the financial statements (or the notes thereto) of the Borrower delivered to the Lender pursuant to SECTIONS 7.1 OR 7.2 hereof, there are no material actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any material actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or adversely affecting the Borrower or any of its property or by any governmental body except actions, suits or proceedings (i) of the character normally incident to the kind of business conducted by the Borrower, or
     (ii) which if adversely determined would not singly or in the aggregate have a Material Adverse Effect on the Borrower, and there are no strikes or walkouts in progress relating to any labor contracts to which the Borrower is a party;

               (k) Tax Returns and Payments. Except as referred to in the Registration Statement or in the financial statements (or notes, thereto) of the Borrower delivered to the Lender pursuant to SECTIONS 7.1 OR 7.2 hereof, all federal, state and other tax returns of the Borrower required by law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 6.6. The charges, accruals and reserves on the books of the Borrower in respect of federal and state taxes for all open fiscal years and portions thereof are in the judgment of the Borrower adequate in all material respects, and except as referred to in the Registration Statement or in the financial statements (or notes thereto) of the Borrower delivered to the Lender pursuant to SECTIONS 7.1 OR 7.2 hereof, the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, would have a Material Adverse Effect on the Borrower;

               (l) Financial Statements. The audited financial statements of the Borrower dated as of December 27, 1997, and the interim financial statements of the Borrower dated as of March 28, 1998, copies of all of which have been delivered by the Borrower to the Lender, are true and correct and contain no material misstatement or omission, and fairly present the financial position, assets and liabilities of the Borrower as of the dates thereof, and the results of its operations for the periods then ended. Since the date of such financial statements, except as otherwise disclosed or referred to herein or therein, there has been no event or occurrence the result of which has been a Material Adverse Effect on the Borrower, other than Indebtedness arising in the ordinary course of the Borrower's business;

               (m) Leases. The Borrower has performed in all material respects and is in compliance in all material respects with all the material terms of the Capitalized Lease Obligations and Operating Leases to which it is a party on the Agreement Date, and no material default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists on the Agreement Date with respect to any such Capitalized Lease Obligation or Operating Lease, except for those, if any, which would not have a Material Adverse Effect on the Borrower;

               (n) ERISA. To the knowledge of the Borrower, each Plan is in compliance with ERISA in all material respects and no material liability to the PBGC has been, or is expected by the Borrower to be, incurred by the Borrower;

               (o) Absence of Defaults. The Borrower is not in default on the Agreement Date under its certificate of incorporation or by-laws as in effect on the Agreement Date, and to the knowledge of the Borrower, no event has occurred which has not been remedied, cured or waived,

               (1) which constitutes a Default or an Event of Default on the Agreement Date; or

               (2) which constitutes, or which with the passage of time or giving of notice or both would constitute, a material default or material event of default on the Agreement Date by the Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower is a party on the Agreement Date or by which the Borrower or any of its properties are bound on the Agreement Date, which event would have a Material Adverse Effect on the Borrower, except, in the case only of any such agreement, for alleged defaults or events of default which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower;

          (p) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by the Borrower and furnished to the Lender in connection with the negotiation, preparation or execution of this Agreement were, at the time the same were so furnished, complete (if and to the extent applicable) and correct in all material respects. No document furnished or written statement made by the Borrower to the Lender in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading;

          (q) Solvency. In each case after giving effect to the Indebtedness represented by the Loan outstanding and to be incurred and the transactions contemplated by this Agreement, the Borrower is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts. The Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged;

          (r) Corporate Names. During the five (5) years preceding the Agreement Date, the Borrower has not had any corporate name other than its current corporate name, except TSC Industries, Inc.

     Section 5.2 Survival of Representations and Warranties, etc. All representations and warranties set forth in this ARTICLE 5, and all statements contained in any certificate, financial statement, or other instrument delivered by the Borrower pursuant to or in connection with this Agreement (including but not limited to any such made in or in connection with any amendment hereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date and at and as of the date of making the Loan, except where the failure of any such representations or warranties to be true and correct shall be due to the passage of time or other events, occurrences or circumstances which would not have a Material Adverse Effect on the Borrower.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         Until the Loan has been paid in full, unless the Lender shall otherwise consent in the manner provided for in SECTION 10.6, the Borrower will:

         Section 6.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a Material Adverse Effect on the Borrower.

         Section 6.2 Compliance with Applicable Law. Comply in all material respects with all material Applicable Laws applicable to and binding upon the Borrower.

         Section 6.3 Maintenance of Property. Protect and preserve in all material respects all properties which are then material to its business, and maintain in good repair, working order and condition in all material respects all tangible properties which are then material to its business.

         Section 6.4 Conduct of Business. At all times engage only in businesses in substantially the same industries as the business conducted on the Agreement Date.

         Section 6.5 Insurance. At all times maintain insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by material Applicable Law applicable to and binding upon the Borrower, and from time to time deliver to the Lender upon its reasonable request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 6.6 Payment of Taxes and Claims. Except as referred to in the Registration Statement or in the financial statements (or notes thereto) of the Borrower delivered to the Lender pursuant to SECTION 7.2 hereof, pay or discharge before they become delinquent:

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it; and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, would become a Lien (other than a Permitted Lien) on any properties of the Borrower and would have a Material Adverse Effect on the Borrower;

except that this SECTION 6.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of the Borrower.

         Section 6.7 Accounting Methods and Financial Records. Maintain such a system of accounting, and keep such books, records and accounts (which shall be true and complete), as shall be required or as shall be necessary for the preparation of consolidated financial statements in accordance with GAAP.

         Section 6.8 Visits and Inspections. Permit a reasonable number of representatives of the Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and upon reasonable prior notice, to

                  (a) visit and inspect the properties of the Borrower;

                  (b) inspect and make extracts from its relevant books and records, including but not limited to, management letters prepared by independent accountants; and

                  (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations, and business plan.

         Section 6.9 Use of Proceeds.

                  (a) Use the proceeds of the Loan for general business purposes; and

                  (b) not use any part of such proceeds to purchase or carry, or to reduce retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation G or Regulation U or X of such Board of Governors, or for any other purpose prohibited by any material Applicable Law applicable to and binding upon the Borrower or by the terms and conditions of this Agreement.

         Section 6.10 Mortgage and Lease Payments. Pay before they become delinquent or contest in good faith by appropriate proceedings all principal and interest payments due under mortgages, and rental payments due under leases, with respect to any of the properties of the Borrower, which, if unpaid, would have a Material Adverse Effect on the Borrower.

         Section 6.11 Management. Retain Borrower's current senior management (as defined below), except to the extent the Borrower, with the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed, replaces an individual member of senior management with an individual reasonably acceptable to the Lender; provided, however, that it shall not be a violation of this covenant for the Borrower to replace (or not to replace) an individual member of senior management without the consent of the Lender, so long as at least two (2) members of the senior management remain involved in a senior management position with the Borrower. For purposes of this Agreement, senior management shall mean Joseph Scarlett, Jr.; Gerald W. Brase; Michael E. Brown; and Thomas O. Flood.

                                    ARTICLE 7

                                   INFORMATION

         Until the Loan has been paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 10.6, the Borrower shall furnish to the Lender:

         Section 7.1 Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter of the Borrower, the consolidated balance sheets of the Borrower as at the end of such fiscal quarter and the related consolidated statements of income of the Borrower for such fiscal quarter and the fiscal period then ended and a consolidated statement of cash flows for the period then ended, and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall present fairly, in accordance with GAAP for the presentation of interim financial statements consistently applied throughout the period involved, subject to audit and year-end adjustments, the consolidated financial position of the Borrower as of such date and the operations and cash flows of the Borrower for the periods then ended.

         Section 7.2 Audited Year-End Statements. Within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower as at the end of such fiscal year and the related consolidated statements of income, consolidated statement of changes in stockholders equity and consolidated statement of cash flows for such fiscal year, in each case setting forth in comparative form the figures as at the end of and for the previous fiscal year, certified by Price Waterhouse LLP or other independent certified public accountants of recognized national standing.

         Section 7.3 Accountants' Certificate. Together with the financial statements referred to in SECTION 7.2, a certificate of such accountants addressed to the Lender:

                  (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists on the date of such certificate and, in particular, that they have no knowledge of the existence of any Default or Event of Default on the date of such certificate or, if such is not the case, specifying such Default or Event of Default and its nature; and

                  (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in SECTION 8.1, as at the date of such financial statements.

         Section 7.4 Officer Certificates. At the time the financial statements are furnished to the Lender, pursuant to SECTION 7.1 AND 7.2, a certificate of its chief executive officer, president, chief financial officer or controller
(i) setting forth as at the end of such fiscal quarter, the information necessary to calculate the Financial Ratios set forth in Section 8.1 as at the end of such fiscal quarter, and (ii) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists on the date of such certificate, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event or failure.

         Section 7.5 Update of Schedules and Information. On an annual basis, at the same time Borrower furnishes annual financial statements to the Lender pursuant to SECTION 7.2 hereof, the Borrower shall furnish to the Lender (i) an update of Schedule 5.1(i), and (ii) an updated listing of all Capitalized Lease Obligations and all Operating Leases (a) covering stores operated by the Borrower, or (b) not covering stores which call for total lease payments, over the full term of each such non-store Operating Lease, in excess of $1,000,000.

         Section 7.6 Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants;

                  (b) From time to time upon each reasonable request of the Lender, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition or results of operations of the Borrower as the Lender may reasonably request and that the Borrower has or without unreasonable expense can obtain. The rights of the Lender under this SECTION 7.6(B) are in addition to and not in derogation of its rights under any other provision of this Agreement;

                  (c) If reasonably requested by the Lender, such statements in conformity with the requirements of Federal Reserve Form G-1 referred to in Regulation G of the Board of Governors of the Federal Reserve System;

                  (d) At the same time the annual financial statements are delivered to Lender, as required by SECTION 7.2, the Borrower's annual business plan, together with quarterly projections, including a schedule of projected Capital Expenditures for the Borrower's next succeeding fiscal year; and

                  (e) As soon as practicable after the sending or making available, or filing of the same, copies of all reports, proxy statements, annual reports, and financial statements that the Borrower sends or makes available to its stockholders generally, and all registration statements and reports the Borrower files with the Securities and Exchange Commission or any successor commission.

         Section 7.7 Notice of Litigation and Other Matters. Prompt notice of:

                  (a) to the extent the Borrower is aware of the same, the commencement of all proceedings and investigations by or before any governmental or nongovernmental body, and all actions and proceedings in any court or before any arbitrator, against or in any other way relating adversely to, or adversely affecting, the Borrower or any of its property, assets or businesses, which, if adversely determined, would, singly or in the aggregate, constitute a Default or an Event of Default or have a Material Adverse Effect on the Borrower;

                  (b) any amendment of the certificate of incorporation or by-laws of the Borrower;

                  (c) any change in the business, assets, liabilities, financial condition or results of operations of the Borrower which has had or would have a Material Adverse Effect on the Borrower and any change in the chief executive officer of the Borrower; and

                  (d) any default or event of default by the Borrower, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower, under any material agreement other than this Agreement to which the Borrower is a party or by which the Borrower or any of its properties is bound, which default, event of default or event would have a Material Adverse Effect on the Borrower.

         Section 7.8 Accuracy of Information. All written information, reports, statements and other papers and data furnished by the Borrower to the Lender, whether pursuant to this ARTICLE 7 or any other provision of this Agreement, shall be, at the time the same is so furnished, complete (to the extent applicable) and correct in all material respects.

         Section 7.9 Subsidiaries. In the event the Borrower creates, owns, or acquires any Subsidiary, it shall cause such Subsidiary to guaranty the Loan and Note pursuant to a guaranty in form and substance reasonably satisfactory to Lender.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

         Until the Loan has been repaid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 10.6, the Borrower will not directly or indirectly:

         Section 8.1 Financial Ratios.

                  Permit:

                  (a) Minimum Net Worth. The Net Worth of the Borrower:

                     (1) to be less than $50,000,000 at December 31, 1994.

                     (2) to be less than $50,000,000, plus an amount equal to 50% of the Borrower's Net Income for fiscal year 1994, at December 31, 1995.

                     (3) to be less than the Net Worth of the Borrower for the preceding fiscal year of the Borrower plus an amount equal to 50% of the Borrower's Net Income for the preceding fiscal year, as of the end of each succeeding fiscal year;

                  (b) Ratio of Total Liabilities to Net Worth. The ratio of Total Liabilities to Net Worth of the Borrower as of the end of each fiscal quarter of the Borrower, to be more than 2.5 to 1;

                  (c) Minimum Working Capital. The Working Capital of the Borrower to be less than $35,000,000 as of the end of each fiscal quarter of the Borrower;

                  (d) Minimum Interest Coverage Ratio. The Interest Coverage Ratio of the Borrower, measured as of the end of each fiscal quarter of the Borrower and calculated on a rolling four quarter basis, to be less than 2.50 to 1;

                  (e) Minimum Current Ratio. The Current Ratio of the Borrower, measured as of the end of each fiscal quarter of the Borrower, to be less than 1.25 to 1.

         Section 8.2 Additional Indebtedness. Incur, create, assume or permit to exist any Indebtedness except (i) the Loan, (ii) the Existing Indebtedness,
(iii) Indebtedness of another Person assumed or paid off in connection with the acquisition of the assets or capital stock of such Person, (iv) intercompany Indebtedness, (v) Indebtedness and Guarantees not otherwise prohibited under this Agreement, and (vi) Purchase Money Indebtedness incurred in the ordinary course of business.

         Section 8.3 Employee Loans. Make any loan or advance to any officer, stockholder, director, or employee of the Borrower, except for temporary advances in the ordinary course of business and loans and advances made in connection with the moving or relocation of employees which do not exceed an aggregate of $250,000 at any one time outstanding.

         Section 8.4 Business Operations. Materially alter its current business operations or engage in a material manner in a new field of business which is materially incompatible with the Borrower's current business operations if such alteration or engagement would have a Material Adverse Effect on the Borrower.

         Section 8.5 Guarantees. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for (a) Guarantees existing on the Agreement Date and set forth on SCHEDULE 5.1(I) hereto, (b) any Guaranty of another Person assumed or discharged in connection with the acquisition of the assets or capital stock of such Person, and (c) any Guaranty in favor of any holder or lender of (i) indebtedness which does not constitute Indebtedness under this Agreement, or (ii) any Indebtedness permitted under
SECTION 8.2.

         Section 8.6 Investments. Acquire, after the Agreement Date, any Investment other than Permitted Investments, provided that if a Subsidiary is involved, the Borrower shall comply with SECTION 7.9 hereof.

         Section 8.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person, unless the surviving or resulting Person thereof is the Borrower, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person other than a Subsidiary.

         Section 8.8 Transactions with Subsidiaries. Except for (a) loans and advances permitted by SECTION 8.3 hereof, (b) inter-company loans and advances,
(c) loans, advances and other transactions not otherwise prohibited under this Agreement, (d) compensation, stock options and capital stock paid, granted or issued to employees, directors or stockholders of the Borrower or any Subsidiary thereof and any agreements relating thereto and (e) transactions referred to under the caption "Certain Transactions" in the Registration Statement, effect any transaction with any Subsidiary on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not a Subsidiary.

         Section 8.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of the Borrower, real, personal or mixed, tangible or intangible, other than Permitted Liens.

                                    ARTICLE 9

                                     DEFAULT

         Section 9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

               (a) Default in Payment. (i) The Borrower shall default in any payment of principal of the Loan or the Note within ten (10) days of when the same shall become due and payable (whether upon demand, at the Termination Date, by reason of acceleration or otherwise); or (ii) the Borrower shall default in any payment of interest on the Loan or the Note when the same shall become due and payable (whether upon demand, at the Termination Date, by reason of acceleration or otherwise) and such default shall continue for a period of ten (10) days after written notice thereof has been received by the Borrower from the Lender;

               (b) Misrepresentation. Any representation or warranty made by the Borrower under this Agreement or any amendment hereto shall at any time prove to have been incorrect or misleading in any material respect when made;

               (c) Default in Performance. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than a default in performance or observance which is dealt with specifically elsewhere in this SECTION 9.1) and such default shall continue for a period of 30 days after written notice thereof has been received by the Borrower from the Lender;

               (d) Indebtedness Cross-Default. The Borrower shall fail to pay when due and payable (after the expiration of all grace and cure periods) the principal of or interest on any Indebtedness for Money Borrowed (other than the Loan or Note) which at that time has an aggregate outstanding principal balance in excess of $250,000 and, as a result thereof, the maturity of such Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, unless (i) such failure is cured by the Borrower or waived by the Person or Persons entitled to such payment or (ii) such payment or acceleration is being contested by the Borrower in good faith by appropriate proceedings and adequate reserves therefor shall have been established on the books of the Borrower;

               (e) Other Cross-Defaults. The Borrower shall default in the payment when due and payable (after the expiration of applicable grace and cure periods), or in the performance or observance when due (after the expiration of all grace and cure periods), of any material obligation or condition of any material contract or lease (other than one relating to Indebtedness for Money Borrowed) which default shall constitute an event of default thereunder and shall have a Material Adverse Effect on the Borrower, unless, but only as long as, the existence of any such default is being contested by the Borrower in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower, or unless such default is cured by the Borrower or waived by the Person or Persons entitled to such payment, performance or observance;

               (f) Voluntary Bankruptcy Proceeding. The Borrower shall:

                    (1) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect);

                    (2) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts;

                    (3) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws;

                    (4) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign;

                    (5) admit in writing its inability to generally pay its debts as they become due;

                    (6) make a general assignment for the benefit of creditors;
                    or

                    (7) take any formal corporate action for the purpose of effecting any of the foregoing;

               (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking

                    (1) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or

                    (2) the appointment of a trustee, receiver, custodian, liquidator or other official with similar powers of the Borrower or of all or any substantial part of the assets, domestic or foreign, of the Borrower;

               and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered;

               (h) Judgment. A final judgment or order for the payment of money shall be entered against the Borrower by any court which exceeds $1,000,000 in amount and such judgment order shall continue undischarged or unstayed for 30 days;

               (i) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower which exceeds $1,000,000 in value and such warrant or process shall continue undischarged or unstayed for 30 days; and

               (j) ERISA. As a result of any of the following, the Borrower shall incur a liability to a Plan, a participant thereof or the PBGC that shall have a Material Adverse Effect on the Borrower:

                    (1) Any Termination Event with respect to a Plan shall occur that results in an Unfunded Vested Accrued Benefit; or

                    (2) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 or ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA; or

                    (3) the Borrower shall be in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a multi-employer Plan resulting from the Borrower's complete or partial withdrawal (under Sections 4203 or 4205 of ERISA) from such Plan.

          Section 9.2 Remedies.

               (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence and continuation of an Event of Default specified in
          SECTION 9.1(F) or (G), (i) the unpaid principal of and the unpaid accrued interest on the Loan and the Note at the time outstanding, and all other amounts owed by the Borrower to the Lender under this Agreement or the Note shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Note to the contrary notwithstanding; and (ii) the Loan and the right of the Borrower to request borrowings hereunder shall immediately terminate;

               (b) Other Remedies. If any Event of Default shall have occurred and be continuing, during the continuance of any such Event of Default, the Lender, in its sole and absolute discretion, may do any or all of the following:

                    (1) declare the unpaid principal of and unpaid accrued interest on the Loan and the Note at the time outstanding, and all other amounts owed by the Borrower to Lender under this Agreement or the Note, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement and any Note to the contrary notwithstanding;

                    (2) terminate the Loan and any other right of the Borrower to request borrowings hereunder; and

                    (3) exercise any and all of its rights under this Agreement.

          Section 9.3 Miscellaneous Provisions Concerning Remedies.

               (a) Rights Cumulative. The rights and remedies of the Lender under this Agreement and the Note shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising its rights and remedies the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

               (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets.

               (c) Limitation of Liability. Except as required by Applicable Law, nothing contained in this ARTICLE 9 or elsewhere in this Agreement or in any Note shall be construed as requiring or obligating the Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to the monies due or to become due hereunder or in connection herewith, or to take any steps necessary to preserve any rights against prior parties, and the Lender shall not have any liability to the Borrower for actions taken pursuant to this ARTICLE 9, any other provision of this Agreement or any Note so long as the Lender shall act reasonably and in good faith and in accordance with Applicable Law.

                                   ARTICLE 10

                                  MISCELLANEOUS

          Section 10.1 Notices.

               (a) Method of Communication. Except as specifically provided in this Agreement, all notices and communications hereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail postage prepaid, by a nationally-recognized overnight courier service with courier fees paid by the sender, by facsimile or by telegraph or telex and shall be deemed received, in the case of personal delivery or confirmed facsimile, when delivered, in the case of mailing, on the third Business Day after mailing, in the case of overnight courier service, two Business Days following the date when couriered, in the case of telegraph, on the first Business Day after the date of delivery to the telegraph office and in the case of telex, upon transmittal. A telephonic notice to the Lender, as understood by the Lender, will be deemed to be the controlling and proper notice in the event of a discrepancy with, or failure to receive, a confirming written notice.

               (b) Addresses for Notices. Notices to the parties shall be sent to them at the following addresses, or any other address of which all the other parties are notified in writing:

                         If to the Borrower:        320 Plus Park Boulevard
                                                    Nashville, Tennessee 37217

                         If to the Lender:          201 Fourth Avenue North
                                                    Nashville, Tennessee  37219

          Section 10.2 Expenses. The Borrower will pay all reasonable out-of-pocket expenses of the Lender in connection with:

               (a) the preparation, execution and delivery of this Agreement, the Note, and any other documents or instruments executed and delivered in connection herewith or therewith, including taxes (if any);

               (b) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or the Note, including the reasonable fees and disbursements of counsel for the Lender; and

               (c) upon the occurrence and continuation of an Event of Default, consulting with one or more Persons, including appraisers, accountants and lawyers, concerning or related to the nature, scope or value of any right or remedy of the Lender hereunder or under the Note, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons.

          Section 10.3 Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and continuation of any Event of Default, the Lender is hereby authorized by the Borrower at any time or from time to time during the continuation of such Event of Default, without notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any Affiliate of the Lender, to or for the credit or the account of the Borrower against and on account of the outstanding balance of the Obligations irrespective or whether or not:

               (a) the Lender shall have made any demand under this Agreement or the Note; or

               (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by SECTION 9.2.

          Section 10.4 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower in complying with any covenant contained herein, shall be made in accordance with GAAP.

          Section 10.5 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or duties under this Agreement without the prior written consent of the Lender. Lender may assign or transfer any of its rights or duties under this Agreement.

          Section 10.6 Enforcement and Waiver by the Lender. The Lender shall have the sole and exclusive right to administer, amend, waive or modify this Agreement and the Note (provided, however, that no such amendment or modification shall be effective or enforceable unless made pursuant to an instrument in writing signed by the Borrower). The Lender shall have the right at all times to enforce the provisions of this Agreement and the Note in strict accordance with the terms thereof, notwithstanding any conduct or custom (except waivers or consents granted pursuant to the terms hereof or thereof) on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the Note or as having in any way or manner modified or waived as same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         Section 10.7 Performance of Borrower's Duties.

                  (a) The Borrower's obligations under this Agreement and the Note shall be performed by the Borrower at its sole cost and expense.

                  (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement and such failure results in the occurrence and continuation of an Event of Default, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Borrower and the Borrower hereby irrevocably authorizes the Lender so to act.

         Section 10.8 Indemnification. The Borrower agrees to reimburse the Lender for all costs and expenses, including reasonable counsel fees and disbursements, incurred by, and to indemnify and hold the Lender harmless from and against all losses suffered by, the Lender in connection with:

                  (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or the Note; and

                  (b) the collection or enforcement of the Obligations pursuant to and in accordance with this Agreement and Applicable Law.

         Section 10.9 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, unless waived by the party or parties entitled thereto.

         Section 10.10 Survival. Notwithstanding any termination of this Agreement,

                  (a) until all Obligations have been paid in full or otherwise satisfied, the Lender shall retain all rights under this Agreement as though this Agreement had not been terminated; and

                  (b) the indemnities to which the Lender is entitled under the provisions of this ARTICLE 10 and any other provision of this Agreement shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         Section 10.11 Titles and Captions. The Table of Contents and the titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 10.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.13 Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of Tennessee.

         Section 10.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.



                                        BORROWER:

                                        TRACTOR SUPPLY COMPANY



                                        By: /s/ Michael J. Kincaid
                                           -----------------------------------

                                        Title: Vice-President
                                              --------------------------------


                                        LENDER:

                                        SUNTRUST BANK, NASHVILLE, N.A.


                                        By: /s/ Tracy Elliott
                                           -----------------------------------

                                        Title:  AVP
                                              --------------------------------